EXHIBIT 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☒

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

KIMBERLY-CLARK CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	39-0394230
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 619100 Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency—United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference.)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference.)

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference.)

4.	A copy of existing bylaws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948 which is incorporated by reference.)

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.*

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirement of its supervising or examining authority.*

8.	Not applicable.

9.	Not applicable.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas on the 24 day of July, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Marcella Burgess Assistant Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Kimberly-Clark Corporation, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Marcella Burgess
Marcella Burgess
Assistant Vice President

Houston, Texas

July 24, 2007

EXHIBIT 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

in the State of California at the close of business on March 31, 2007

STATEMENT OF RESOURCES AND LIABILITIES		Dollars in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$2,391
Interest-bearing balances		0
Securities:
Held-to-maturity securities		40
Available-for-sale securities		65,083
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		48,400
Securities purchased under agreements to resell		54,885
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	$0
LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		8,755
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		924,236
Other intangible assets		270,030
Other assets		143,616

Total assets		$1,517,436

EXHIBIT 7

REPORT OF CONDITION (Continued)

LIABILITIES		Dollar Amounts in Thousands
Deposits:
In domestic offices		$1,691
Noninterest-bearing	$1,691
Interest bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreement to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		118,691
Subordinated notes and debentures		0
Other liabilities		126,416
Total liabilities		246,798
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		148,100
Accumulated other comprehensive income		18
Other equity capital components		0
Total equity capital		1,270,638

Total liabilities, minority interest, and equity capital		$1,517,436

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.		I, Karen Bayz, Vice President of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. /s/ Karen Bayz

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman, President

Director #2	Frank Sulzberger, MD	/s/ Frank Sulzberger, MD

Director #3	Michael McFadden, MD	/s/ Michael McFadden, MD